                                                                   EXHIBIT 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Post Effective Amendment No. 11 to the
Registration Statement on Form S-6 of our report dated January 7, 2005 relating to the financial statements and financial highlights of MidCap SPDR Trust,
Series 1, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting
Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York

January 26, 2005